Exhibit 99.3

Elan Finance public limited company and Elan Finance Corp.
Offer to Exchange
up to
$850,000,000 Aggregate Principal Amount of their outstanding 7¾%
Senior Fixed Rate Notes due 2011 and
$300,000,000 Aggregate Principal Amount of their outstanding Senior Floating Rate Notes due 2011
Fully and Unconditionally Guaranteed by
Elan Corporation, plc and certain of its subsidiaries
for up to
$850,000,000 Aggregate Principal Amount of their 7¾% Senior Fixed Rate Notes due 2011 and
$300,000,000 Aggregate Principal Amount of their Senior Floating Rate Notes due 2011
Fully and Unconditionally Guaranteed by
Elan Corporation, plc and certain of its subsidiaries
and
Each Registered Under the Securities Act of 1933, as Amended.

Pursuant to the Prospectus dated                , 2005

, 2005

To Our Clients:

Elan Finance public limited company, an Irish public limited company ("Elan Finance plc"), and Elan Finance Corp., a Delaware corporation ("Elan Finance Corp." and, together with Elan Finance plc, the "Issuers"), are offering to exchange up to all of their outstanding 7¾% Senior Fixed Rate Notes due 2011 (the "Outstanding Fixed Rate Notes") and Senior Floating Rate Notes due 2011 (the "Outstanding Floating Rate Notes" and, together with the Outstanding Fixed Rate Notes, the "Outstanding Notes") for an equivalent amount of the Issuers' 7¾% Senior Fixed Rate Notes due 2011 (the "Fixed Rate Exchange Notes") and Senior Floating Rate Notes due 2011 (the "Floating Rate Exchange Notes" and, together with the Fixed Rate Exchange Notes, the "Exchange Notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), upon the terms and subject to the conditions set forth in the Prospectus dated                , 2005 (as the same may be amended or supplemented from time to time, the "Prospectus") and in the related Letter of Transmittal (which, together with the Prospectus, constitute the "Exchange Offer").

Capitalized terms used but not defined herein shall have the same meaning given them in the Letter of Transmittal.

The enclosed Prospectus is being forwarded to you as the beneficial owner of Outstanding Notes held by us for your account but not registered in your name. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Outstanding Notes held by us for your account. A tender of such Outstanding Notes may be made only by us as the registered holder and only pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender and deliver the restricted notes held by us for your account. If you wish to have us do so, please so instruct us by completing, executing and returning to us the instruction form that appears below.

INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer with respect to the Outstanding Notes.

This will instruct you to tender the specified principal amount of the Outstanding Notes indicated below held by you for the account of the undersigned pursuant to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

FIXED RATE NOTES

The aggregate principal amount of the Outstanding Fixed Rate Notes held by you for the account of the undersigned is (fill in amount): $                 .

The undersigned hereby instructs you (check appropriate box):

    TO TENDER Outstanding Fixed Rate Notes held by you for the account of the undersigned in the aggregate principal amount (fill in amount, if any): $                 .

    NOT TO TENDER any Outstanding Fixed Rate Notes held by you for the account of the undersigned.

FLOATING RATE NOTES

The aggregate principal amount of the Outstanding Floating Rate Notes held by you for the account of the undersigned is (fill in amount): $                 .

The undersigned hereby instructs you (check appropriate box):

    TO TENDER Outstanding Floating Rate Notes held by you for the account of the undersigned in the aggregate principal amount (fill in amount, if any): $             .

    NOT TO TENDER any Outstanding Floating Rate Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized:

to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations, warranties and acknowledgments contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to: the representations that the undersigned acknowledges that this Exchange Offer is being made in reliance on an interpretation by the staff of the Securities and Exchange Commission (the "SEC" or the "Commission"), as set forth in no-action letters issued to third parties with respect to similar transactions, that the Exchange Notes issued in exchange for the Outstanding Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than (i) any such holder that is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act") or (ii) any broker-dealer that purchased Notes from the Issuers to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such Exchange Notes; the representations that the undersigned further acknowledges that any holder of Outstanding Notes using the Exchange Offer to participate in a distribution of the Exchange Notes (i) cannot rely on the position of the staff of the SEC enunciated in its interpretive letter with respect to Exxon Capital Holdings Corporation (available May 13, 1988) or similar letters and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction; the representations that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of its business, (ii) the undersigned has no arrangements or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such Exchange Notes, (iii) the undersigned is not an "affiliate," as defined in Rule 405 under the Securities Act, of Elan or, if such holder is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) the undersigned is not a broker-dealer tendering Outstanding Notes acquired directly from the Issuers for its own account and (v) the undersigned is not acting on behalf of any person who could not truthfully make any of the foregoing representations; the representations that, if the undersigned is a broker-dealer, the Outstanding Notes to be exchanged were acquired for its own account as a result of market-making activities or other trading activities; the representations that if the undersigned is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes; and the representations that if the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of Section 2(11) the Securities Act.

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